Exhibit 99.1

NAVISTAR TO DELAY FILING FORM 10-Q

WARRENVILLE, Ill. - March 14, 2005 - Navistar International Corporation (NYSE: NAV), the nation’s largest combined commercial truck and mid-range diesel engine producer, announced today that it expects it will announce first quarter results by mid-April.

The filing of the Form 10-Q for the first fiscal quarter ended January 31, 2005 for the company and Navistar Financial Corporation, its finance subsidiary, will be delayed beyond their respective deadlines.

The delay in announcing first quarter results is tied directly to the late filing of the company’s Form 10-K for the fiscal year ended October 31, 2004. The Form 10-K filed in February, presented restated financial statements for the fiscal years of 2002 and 2003 and restated financial information for the first three quarters of 2004. Because of the time-consuming restatement process, the company was not able to begin the consolidation and analysis of first quarter results until the Form 10-K was filed on February 15. At that time, the company said the announcement of its first quarter results would be delayed.

Navistar International Corporation (NYSE: NAV) is the parent company of International Truck and Engine Corporation. The company produces International® brand commercial trucks, mid-range diesel engines and IC brand school buses and is a private label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. With the broadest distribution network in North America, the company also provides financing for customers and dealers. Additional information is available at www.nav-international.com.

Forward Looking Statements
Statements contained in this news release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this news release and we assume no obligation to update the information included in this news release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumption. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. For a further description of these factors, see Exhibit 99.1 to our Form 10-K for the fiscal year ended October 31, 2004.

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